SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    April 29, 2002

WEBB INTERACTIVE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-28462	84-1293864
(Commission File Number)	(IRS Employer Identification No.)
1899 Wynkoop, Suite 600, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (303) 296-9200

N/A
(Former name or former address, if changed since last report)

Item 5.    OTHER EVENTS.

Webb Interactive Services, Inc. (“Webb”) entered into an agreement dated April 8, 2002 with Jabber, Inc. (“Jabber”), a subsidiary of Webb, and France Telecom Technologies Investissements (“FTTI”), pursuant to which Webb and FTTI agreed to convert substantially all of their respective shares of Jabber’s preferred stock into shares of Jabber’s common stock as of the “FTTI Effective Date.” The FTTI Effective Date was April 29, 2002. As part of the agreement, the pledge by Webb to FTTI of 1,400,000 shares of Webb’s Jabber preferred stock was terminated, Webb exchanged the principal and interest of a $1,100,000 note payable from Jabber for shares of Jabber’s common stock at $1.00 per share and FTTI converted the principal and interest on a Jabber convertible note for $100,000 into shares of Jabber’s common stock, also at $1.00 per share.

In a separate transaction, Webb acquired all of the shares of Jabber’s common stock and preferred stock owned by DiamondCluster International, Inc. (“DiamondCluster”) in consideration for which Webb issued to DiamondCluster 911,645 shares of Webb’s common stock. The effect of these transactions was to increase Webb’s consolidated stockholders’ equity by $5,328,468. If these transactions would have been completed by March 31, 2002, Webb’s consolidated stockholders’ equity at March 31, 2002 would have been approximately $6,200,000 versus its actual consolidated stockholders’ equity at March 31, 2002 of approximately $880,000. Following the foregoing transactions, Webb owned approximately 75% of Jabber’s outstanding shares of capital stock.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Webb	Interactive Services, Inc. pro forma condensed unaudited balance sheet as of March 31, 2002.*

(c)	Exhibits:

10.1	Agreement dated April 8, 2002, among Webb Interactive Services, Inc., Jabber, Inc. and France Telecom Technologies Investissements.*

10.2	Exchange Agreement dated as of April 26, 2002 between Webb Interactive Services, Inc. and DiamondCluster International, Inc.*

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2002
WEBB INTERACTIVE SERVICES, INC.

By /s/ Lindley S. Branson
Lindley S. Branson
Its: Vice-President/General Counsel

WEBB INTERACTIVE SERVICES, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2002	Pro Forma Adjustments		Pro Forma March 31, 2002
ASSETS
Current assets	$6,655,346	$—		$6,655,346
Property and equipment, net	1,403,039	(72,256	)(A)	1,330,783
Intangible assets, net	345,910	(45,809	)(A)	300,101

Total assets	$8,404,295	$(118,065)		$8,286,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$1,833,861	$—		$1,833,861
Minority interest in subsidiary	5,690,794	(728,867	)(A)	244,261
		(4,717,666	)(B)
Stockholders’ equity:
Preferred stock	2,842,497	—		2,842,497
Common stock	98,920,437	610,802	(A)	99,531,239
Warrants and options	20,465,555	—		20,465,555
Minority interest adjustment	—	4,717,666	(B)	4,717,666
Accumulated other comprehensive losses	(5,323)	—		(5,323)
Accumulated deficit	(121,343,526)	—		(121,343,526)

Total stockholders’ equity	879,640	5,328,468		6,208,108

Total liabilities and stockholders’ equity	$8,404,295	$(118,065)		$8,286,230

Pro Forma Adjustments:

(A)
Record purchase of minority interest in Jabber, Inc. from DiamondCluster Technologies, Inc. with the issuance of 911,645 shares of Webb common stock at $0.67 per share and record write-down in basis of long-term assets.

(B)	Record effect of France Telecom Technologies Investissements conversion of convertible preferred securities into Jabber, Inc. common stock.

NOTE 1:
Balances at March 31, 2002, including the net loss for the three months then ended, are based on preliminary amounts and may be different than amounts to be reported in our March 31, 2002, 10-QSB which is expected to be filed on May 15, 2002.

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